UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 8, 2008, Peter Kosann ceased serving as Chief Executive Officer (“CEO”) of Westwood One, Inc. (the “Company” or “Westwood”) and on January 9, 2008, Mr. Kosann resigned from the Company’s Board of Directors (the “Board”) in connection with the appointment of a new CEO as described in (c) below.

(c) Thomas F.X. Beusse was appointed President and CEO of Westwood effective January 8, 2008. Under the terms of a Consent Agreement, CBS Radio, Inc. (“CBS Radio”) has agreed, pursuant to its existing agreement with the Company to manage Westwood (the “Management Agreement”), to have Mr. Beusse serve as the Company’s CEO. While Mr. Beusse will be an employee of the Company, all costs and expenses of Mr. Beusse’s employment with the Company will be reimbursed by CBS Radio until the earlier of the: (i) expiration of the term of the Management Agreement, and (ii) closing of the transactions set forth in the Master Agreement entered into between Westwood and CBS Radio on October 2, 2007. A copy of the Company’s Consent Agreement with CBS Radio is attached hereto as Exhibit 10.1. A copy of the Management Agreement was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.17 to its Current Report on Form 8-K filed on June 4, 1999 and the amendment thereto was filed with the SEC as Annex A to the Company’s proxy statement on April 25, 2002. A copy of the Master Agreement was previously filed with the SEC on December 21, 2007 as Exhibit 2.1 to the Company’s proxy statement.

Mr. Beusse and the Company have executed an employment agreement for Mr. Beusse to serve as the Company’s CEO with a term of three years, at an annual base salary of $700,000. Mr. Beusse will be eligible for an annual discretionary bonus of up to $700,000 (i.e., 100% of his annual base salary) for each of 2008, 2009 and 2010, provided that Mr. Beusse will receive not less than $300,000 in annual bonus for 2008. On January 8, 2008, Mr. Beusse was granted two stock options to purchase an aggregate of 1,000,000 shares of Company common stock (i.e., 500,000 shares per stock option), each of which generally will vest in equal one-third increments on January 8, 2009, 2010 and 2011, except in the case of certain termination events as described in more detail in Mr. Beusse’s employment agreement, a copy of which is attached hereto as Exhibit 10.2. One stock option to purchase 500,000 shares of Company common stock will be issued pursuant to the Company’s 2005 Equity Compensation Plan (the “Equity Plan”); and the other stock option to purchase 500,000 shares of Company common stock will be issued outside of the Equity Plan as an inducement grant in accordance with the rules of the New York Stock Exchange. For each of calendar years 2009 and 2010, Mr. Beusse will receive stock options to purchase up to 625,000 shares of Company common stock based on the achievement of performance goals as determined by the Compensation Committee of the Board.

In the case of a termination of Mr. Beusse’s employment by the Company other than for a “cause event,” or by Mr. Beusse for “good reason” (each, as defined in the employment agreement), Mr. Beusse generally will be entitled to the following severance benefits:

•
continued payment of an amount equal to two times the sum of his base salary plus $250,000 (i.e., $1,900,000 in the aggregate), payable in equal periodic installments for two years following such termination;

•	the minimum 2008 bonus ($300,000) to the extent not already paid as of the date of termination;

•
if such termination occurs prior to January 8, 2009, one-third of each of the two stock options to purchase an aggregate of 1,000,000 shares of Company common stock (as described above) will immediately vest as of the date of termination and will be exercisable for the period that is the longer of (x) the date of such termination through January 8, 2009, and (y) ninety days from the date of such termination; and

•	continued health benefits at the active employee rate for a period of eighteen months following termination.

In the case of a termination of Mr. Beusse’s employment by the Company other than for a “cause event,” or by Mr. Beusse for “good reason” (each, as defined in the employment agreement), upon or within twenty-four months following a “change in control” (as defined in the employment agreement), then Mr. Beusse generally will be entitled to the severance benefits described above, plus the following benefits:

•	full vesting and immediate exercisability of all outstanding equity awards held by Mr. Beusse; and

•	a 280G gross-up payment to indemnify Mr. Beusse for the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code as described in more detail in Mr. Beusse’s employment agreement.

A copy of the press release announcing Mr. Beusse’s appointment is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety. A copy of the Company’s employment agreement with Mr. Beusse is attached hereto as Exhibit 10.2, the terms of which are incorporated by reference herein in their entirety. A copy of the press release announcing the inducement grant to Mr. Beusse is attached hereto as Exhibit 99.2 and the form of the stock option used for such grant is attached hereto as Exhibit 10.3.

Mr. Beusse, 43, will serve as the Company’s President and CEO. From January 2006 to March 2007, he served as the President of Time4 Media, a former division of Time Inc. From March 2001 to October 2005, he held various positions at Rodale, Inc., ranging from Senior Vice President of Rodale Sports Group (March 2001 to November 2001) to President Men’s Health/Sports Content Group (December 2001 to December 2004) and President of Magazine Publishing until October 2005, at which time the division was sold by Time Inc.

(d) On January 8, 2008, the Board appointed Thomas F.X. Beusse as a director of the Company in connection with his appointment as the Company’s CEO, effective upon Mr. Kosann’s resignation from the Board which occurred on January 9, 2008. Mr. Beusse has not been named to serve on any committees of the Board.

(e) On January 8, 2008, the Board approved Amendment No. 3 (the “Amendment 3”) to the Company’s employment agreement with the Chairman of the Board, Norman J. Pattiz (“Pattiz”), made as of April 29, 1998 and amended as of October 27, 2003 and November 28, 2005 (as amended, including by Amendment 3, the “Pattiz Agreement”). Amendment 3 extends the term of the Pattiz Agreement for an additional period beginning December 1, 2008 and continuing through June 15, 2009 (the “Extended Term”). In connection therewith and Mr. Pattiz’s agreement to continue to provide services in connection with the Company’s hiring of a new CEO, Mr. Pattiz will receive a nonqualified stock option (the “2008 Stock Option”) to purchase 250,000 shares of Company common stock that generally will vest in equal one-third increments on January 8, 2009, 2010 and 2011, except in the case of certain termination events as described in more detail in the Pattiz Agreement. The 2008 Stock Option will be issued pursuant to the Equity Plan. Upon a “change in control” (as defined in Amendment 3), the 2008 Stock Option will become fully vested. If Mr. Pattiz is terminated without “cause” (as defined in the Pattiz Agreement) or if Mr. Pattiz terminates his employment due to an adverse change in his title as Chairman, in each case, prior to January 8, 2009, one-third (1/3) of the 2008 Stock Option will vest immediately as of the date of such termination and will be exercisable until ninety days following the earlier of Mr. Pattiz’s voluntary termination of service and November 30, 2015.

As part of Amendment 3, the non-competition and unfair competition provisions of the Pattiz Agreement will cease to apply to Mr. Pattiz upon the earlier of June 15, 2009 and the effective date of Mr. Pattiz’s termination prior to the expiration of the Extended Term. The Company will continue to engage Mr. Pattiz as a part-time employee and/or consultant (at the Company’s option) during a “Continued Engagement Period” (as defined in the Pattiz Agreement) through November 30, 2015, or such earlier time as Mr. Pattiz voluntarily terminates his services with the Company. Mr. Pattiz’s stock options will continue to vest during the Continued Engagement Period. However, during the Continued Engagement Period, Mr. Pattiz’s non-solicitation obligations will be limited to prohibit Mr. Pattiz from soliciting, employing, hiring or engaging employees, consultants and voice talent who are providing services to the Company or its related entities on the earlier of June 15, 2009 and the effective date of Mr. Pattiz’s termination prior to the expiration of the Extended Term.

A copy of the Amendment 3 is attached hereto as Exhibit 10.4, the terms of which are incorporated by reference herein in their entirety. Except as expressly provided in the Amendment 3, the Pattiz Agreement was not modified and will continue in full force and effect.

A copy of the Pattiz Agreement was previously filed with the SEC as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998; a copy of Amendment No. 1 thereto was previously filed with the SEC as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003; and a copy of Amendment No. 2 thereto was previously filed with the SEC as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated November 30, 2005.

On January 8, 2008, the Compensation Committee approved the awards of stock options as described above to Messrs. Beusse and Pattiz. A copy of the Company’s form Stock Option Agreement for non-director participants was previously filed with the SEC as Exhibit 99.2 to the Company’s 8-K on December 9, 2005. A copy of the Equity Plan was previously filed with the SEC as Exhibit 10.2 to the Company’s 8-K on May 25, 2005.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit
10.1	Consent Agreement, dated as of January 8, 2008, made by and among CBS Radio Inc., Westwood One, Inc. and Thomas F.X. Beusse.
10.2	Employment Agreement, effective as of January 8, 2008, by and between the Company and Thomas F.X. Beusse.
10.3	Stand-Alone Stock Option Agreement, dated as of January 8, 2008, by and between Westwood One, Inc. and Thomas F.X. Beusse.
10.4	Amendment No. 3, effective January 8, 2008, to the employment agreement by and between Westwood One, Inc. and Norman Pattiz, dated as of April 29, 1998, as amended.
99.1	Press Release, dated January 8, 2008, announcing the appointment of Thomas F.X. Beusse as President and Chief Executive Officer, replacing Peter Kosann.
99.2	Press Release, dated January 9, 2008, announcing the inducement grant of a non-qualified stock option made to Mr. Beusse in connection with his appointment as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: January 10, 2008

By: /s/ David Hillman
Name: David Hillman
Title: Chief Administrative Officer; EVP, Business Affairs;
General Counsel and Secretary

EXHIBIT INDEX

Current Report on Form 8-K
dated January 8, 2008

Westwood One, Inc.

Exhibit
No.	Description of Exhibit
10.1	Consent Agreement, dated as of January 8, 2008, made by and among CBS Radio Inc., Westwood One, Inc. and Thomas F.X. Beusse.
10.2	Employment Agreement, effective as of January 8, 2008, by and between the Company and Thomas F.X. Beusse.
10.3	Stand-Alone Stock Option Agreement, dated as of January 8, 2008, by and between Westwood One, Inc. and Thomas F.X. Beusse.
10.4	Amendment No. 3, effective January 8, 2008, to the employment agreement by and between Westwood One, Inc. and Norman Pattiz, dated as of April 29, 1998, as amended.
99.1	Press Release, dated January 8, 2008, announcing the appointment of Thomas F.X. Beusse as President and Chief Executive Officer, replacing Peter Kosann.
99.2	Press Release, dated January 9, 2008, announcing the inducement grant of a non-qualified stock option made to Mr. Beusse in connection with his appointment as President and Chief Executive Officer.